EXHIBIT 12(a)

             HOUSEHOLD INTERNATIONAL NETHERLANDS B.V.

         COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
           (All dollar amounts are stated in thousands.)


Nine months ended September 30                              1994*
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Income from operations                                 $   341.8
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Income taxes                                               207.2
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Fixed charges:
  Interest expense                                      11,380.8
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Total earnings as defined                              $11,929.8
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Ratio of earnings to fixed charges                          1.05
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* During the nine months ended September 30, 1993, the Company had no active operations; consequently, the ratio of earnings to fixed charges is not meaningful and has been omitted.